AMENDMENT NO. 4

This AMENDMENT NO. 4 (this “Amendment”) is made as of June 15, 2020 among Guggenheim Taxable Municipal Managed Duration Trust (f/k/a Guggenheim Build America Bonds Managed Duration Trust), as borrower (the “Borrower”), Société Générale, New York Branch as lender (the “Lender”) and Société Générale, as agent (the “Agent”).
The Borrower has requested that the Lender and the Agent amend certain provisions of the Credit Agreement dated as of February 27, 2015 entered into among the Borrower, the Lender and the Agent (as amended from time to time, the “Credit Agreement”), and the Lender and the Agent are willing to do so on the terms and conditions set forth herein.  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION.  Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby.
2. AMENDED AND RESTATED DEFINITIONS.  From and after the date hereof, the following terms, as used in the Credit Agreement, shall have the following meanings and/or shall incorporate the following changes:

“Commitment Fee Rate” means, 0.40% per annum.

“Maturity Date” means the earliest to occur of (i) September 15, 2020, or if such day is not a Business Day, the next preceding Business Day, (ii) the date on which the Facility is terminated pursuant Section 2(h), and (iii) the date on which the Lender’s commitment to make Loans otherwise terminates pursuant to Section 7 and Agent declares all Loans to be immediately due and payable.

3. REPRESENTATIONS AND WARRANTIES.  The Borrower hereby represents and warrants to the Lender and the Agent that (a) the representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default will have occurred and be continuing before or after giving effect hereto.
4. EFFECTIVENESS.  This Amendment shall become effective upon the receipt by the Agent of (a) evidence satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto, in form and substance satisfactory to the Agent and (b) such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Agent may require evidencing that the Borrower is duly organized or formed, validly existing and in good standing, and the identity, authority and capacity of each Person authorized to act on behalf of the Borrower in connection with the Credit Agreement and the other Transaction Documents.
5. NO OTHER AMENDMENT.  Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Lender or the Agent under the Credit Agreement or of any other term or condition of the Credit Agreement and the other Transaction Documents, each of which shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.  For the avoidance of doubt, the parties hereto agree that the change to the definition of “Commitment Fee Rate” set forth in this Amendment shall apply only from and after the date hereof and shall not apply retroactive to the date hereof.
6. COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
7. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WIHTIN SUCH STATE PROVIDED THAT THE LENDER AND THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

GUGGENHEIM TAXABLE MUNICIPAL MANAGED DURATION TRUST, as Borrower

By:_________________________________________________
Name: John Sullivan
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as Lender

By:_________________________________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Agent

By:_________________________________________________
Name:
Title: